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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration file No 333-48778) of Polycom, Inc. and the incorporation by reference in the Registration Statements on Form S-8 (Registration file Nos. 333-45351, 333-43059, 333-86681, 333-93419, 333-46816, 333-57778, 333-59820 and 333-61952) of Polycom, Inc. of our report dated January 18, 2001, except for the pooling of interest with Accord Networks Ltd, which is as of February 28, 2001, relating to the consolidated financial statements and financial statement schedule of Polycom, Inc., which appears in this Form 8-K.

PricewaterhouseCoopers LLP
San Jose, California
June 13, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS